IDS LIFE OF NEW YORK ACCOUNT SBS (Symphony - NY)
Registration No. 33-45776/811-6560

EXHIBIT INDEX

9.       Opinion of Counsel.

10.      Consent of Independent Auditors.

11.      Financial Statement Schedules and Report of Independent Auditors.

14.      Financial Data Schedules:
                  IDS Life of New York Account SBS
                  New York Life Insurance Company